UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

JADE MOUNTAIN CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	41 - 1508112
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

No. 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, People’s Republic of China		116100
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

211 West Wall Street, Midland, Texas 79701-4556
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, pursuant to the securities purchase agreement that we entered into with a group of accredited investors in connection with a private placement that we consummated on October 5, 2007, our board of directors, by written consents, increased the size of our board to 5 and appointed Professor Quan Xie, Mr. Kennith C. Johnson, CPA and Mr. Zhang Weiguo as our directors. We issued a press release on March 26, 2008 regarding the appointment of the foregoing directors, a copy of which is attached hereto as Exhibit 99.1.

Each of Professor Xie Quan, Mr. Kennith C. Johnson and Mr. Weiguo Zhang is deemed by our board of directors to be independent as such term is defined in NASDAQ Marketplace Rule 4200(a)(15).

Set forth below is the biographical information of our new directors:

Professor Quan Xie is the Director of the Institute for Environmental and Life Sciences of Dalian University of Technology (DUT). Prof, Quan began lecturing at DUT in 1986 and has participated in visiting scholar programs at major universities and research centers in Germany, Austria, and England. He is a Senior Fellow of the China Society of Environmental Science and has authored and co-authored over 200 papers in his career. Prof. Quan earned his doctorate in chemistry from Karl-Franzens University in Graz, Austria.

Mr. Kennith Johnson, CPA, Mr. Johnson’s career in public and corporate accounting stretches back to the mid-1970’s when he worked for Arthur Andersen’s New York audit practice. Since 2005, Mr. Johnson has served as Senior Vice President - CFO of Fairfax/MFX, an insurance and financial conglomerate. From 2001 to 2005 he served as Principal - Management Consultant at Johnson & Scanlon Associates. Beginning in 2004 through the present, Mr. Johnson has served as Chairman of the Audit and Compensation Committee of Interpharm Holdings, an AMEX listed company. Mr. Johnson holds an MBA in International Corporate Finance from the Stern School of Management.

Mr. Zhang Weiguo In 2001 Mr. Weiguo Zhang joined Synutra, Inc. as President to oversee its U.S. operations. In June 2005, he was appointed President and Chief Operating Officer of Synutra, to help develop the company's growth strategy and take the company public. In addition to Synutra's U.S. business operations, Mr. Weiguo Zhang is responsible for the company's financial market operations, including investor relations, corporate development, and international strategic development. Mr. Zhang holds an M.A. in American Foreign Policy and International Economics from the School of Advanced International Studies at John Hopkins University.

Each of our independent directors will be paid $2,000 cash retainer per quarter and $500 for each board meeting or committee meeting attended. We will also reimburse our directors for actual, reasonable and customary expenses incurred in connection with the performance of their duties as board members.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	The press release issued by the Company on March 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2008

JADE MOUNTAIN CORPORATION
(Registrant)

By: /s/ Zou Dejun
Zou Dejun
Chief Executive Officer